Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-59064) of Aerosonic Corporation of our report dated October 27, 2003, except for the information in Note 8, as to which the date is October 30, 2003, and the information in Notes 2 and 7, as to which the date is November 30, 2004, relating to the financial statements and supplemental schedule, which appears in this Form 10-K/A, Amendment No. 2.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

December 7, 2004

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-59064) of Aerosonic Corporation of our report dated March 24, 2004, except for Note 2 and 7 as to which the date is November 30, 2004, Note 12 as to which the date is October 27, 2004, and Note 13 as to which the date is May 25, 2004, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A, Amendment No.2.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida

December 7, 2004